Exhibit 31.1
Certification Pursuant to Section 302 of the
Sarbanes-Oxley Act of 2002
I, Pamela H. Patsley, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of MoneyGram International, Inc. for the period ended March 31, 2013;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 5, 2013	/s/ PAMELA H. PATSLEY
Pamela H. Patsley
Chairman and Chief Executive Officer
(Principal Executive Officer)